SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2003

SYNPLICITY, INC.

(Exact Name of the Registrant as Specified in Its Charter)

California	000-31545	77-0368779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 West California Avenue, Sunnyvale, California	94086
(Address of Principal Executive Offices)	(Zip Code)

(408) 215-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 7.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
99.1	Press Release dated July 22, 2003 of Synplicity, Inc.

Item 9.	Regulation Disclosure (Information furnished pursuant to Item 12 – Results of Operations and Financial Condition)

On July 22, 2003, Synplicity, Inc. (“Synplicity”) is issuing a press release announcing its results for the quarter ended June 30, 2003. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. Synplicity is making forward-looking statements regarding fiscal year 2003 during the conference call and is making reference to non-GAAP financial information in both the press release and the conference call.

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with GAAP, Synplicity uses non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2003

SYNPLICITY, INC.

By:	/s/ BERNARD ARONSON
Bernard Aronson Chief Executive Officer and President

By:	/s/ DOUGLAS S. MILLER
Douglas S. Miller Vice President of Finance and Chief Financial Officer

SYNPLICITY, INC.

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release dated July 22, 2003 of Synplicity, Inc.